Exhibit 99.1
Procore Announces First Quarter 2026 Financial Results
CARPINTERIA, CA – May 5, 2026 – Procore Technologies, Inc. (NYSE: PCOR), the leading global provider of construction management software, today announced financial results for the first quarter ended March 31, 2026.
“We delivered strong Q1 financials,” said Ajei Gopal, President and CEO of Procore. “That performance, which exceeded the high end of our guidance, gives us even more confidence in the future, enabling us to increase our full-year outlook. I am particularly pleased that we have also strengthened our flagship platform, as well as our agentic AI capabilities.”
“I am thrilled to join Procore at such a transformative moment,” said Rachel Pyles, CFO of Procore. “We are well positioned to deliver durable and profitable growth to ultimately compound our north star metric: free cash flow per share.”
First Quarter 2026 Financial Highlights:
•Revenue was $359 million, an increase of 16% year-over-year.
•GAAP gross margin was 80% and non-GAAP gross margin was 84%.
•GAAP operating margin was (4%) and non-GAAP operating margin was 17%.
•Operating cash inflow for the first quarter was $77 million.
•Free cash inflow for the first quarter was $56 million, an increase of 20% year-over-year.
•Basic and diluted WASO used for GAAP net loss per share was 150,950,902, an increase of 1% year-over-year. Diluted WASO used for non-GAAP earnings per share was 152,841,588, a decrease of 1% year-over-year.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Recent Business Highlights:
•Achieved a gross revenue retention rate of 95% in the first quarter.
•Number of organic customers contributing more than $100,000 of annual recurring revenue totaled 2,795 as of March 31, 2026, an increase of 16% year-over-year.
•Announced Procore Platform integration with the NVIDIA Omniverse DSX Blueprint to accelerate the building of AI factories.
•Recognized by G2 as a Top 100 Global Software Company for 2026.
•Appointed distinguished AI and academic leader Vishal Misra to Procore’s Board of Directors.
•Repurchased approximately 1.8 million shares of common stock for approximately $100 million in the first quarter as part of our authorized stock repurchase program.

Second Quarter and Full Year Outlook:
Procore is providing the following guidance for the second quarter 2026 and the full year 2026:
•Second Quarter 2026 Outlook:
◦Revenue is expected to be in the range of $364 million to $366 million, representing year-over-year growth of 12% to 13%.
◦Non-GAAP operating margin is expected to be in the range of 17.5% to 18.5%.
•Full Year 2026 Outlook:
◦Revenue is expected to be in the range of $1,499 million to $1,503 million, representing year-over-year growth of 13.6% at the high end.
◦Non-GAAP operating margin is expected to be in the range of 18% to 18.5%.
◦Free cash flow margin is expected to be 19%.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Procore’s future GAAP financial results.
Quarterly Conference Call
Procore Technologies, Inc. will hold a conference call to discuss its first quarter results at 7:30 a.m., Central Time, on Tuesday, May 5, 2026. A live audio webcast will be accessible on Procore's investor relations website at http://investors.procore.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Procore and its industry, including our outlook for second quarter 2026 and the full fiscal year 2026 and our expectations regarding artificial intelligence, that involve substantial risks and uncertainties. All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events, future financial or operating performance, or new, planned, or upgraded products, services, or features, and may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words, or other similar terms or expressions that concern Procore’s expectations, strategy, plans, or intentions.
Procore has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that Procore believes may affect its business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors that could cause results to differ materially from Procore’s current expectations, including, but not limited to, our expectations regarding our financial performance (including revenues, expenses, and margins, and our ability to achieve or maintain future profitability), our ability to effectively manage our growth, anticipated performance, trends, growth rates, and challenges in our business and in the markets in which we operate or anticipate entering into, economic and industry trends (in particular, the rate of adoption of construction management software and digitization of the construction industry, inflation, interest rates, tariffs, and challenging geopolitical or macroeconomic conditions), our ability to realize the expected benefits of our go-to-market transition, our ability to attract new customers and retain and increase sales to existing customers, our ability to expand internationally, the effects of increased competition in our markets and our ability to compete effectively, our estimated total addressable market, our ability to execute, and realize benefits from, our stock repurchase program, our ability to develop and integrate new products, platform capabilities, services, and features in an efficient and timely manner and get our customers and prospective customers to adopt such new products, platform capabilities, services, and features, and as set forth in Procore’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in Procore’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 24, 2026. You should not rely on Procore’s forward-looking statements. Procore assumes no obligation to update any forward-looking statements to reflect events or circumstances that exist or change after the date on which they were made, except as required by law.
Non-GAAP Financial Measures
In addition to Procore’s results determined in accordance with U.S. generally accepted accounting principles, or GAAP, Procore believes certain non-GAAP measures, as described below, are useful in evaluating Procore’s operating performance. Procore uses this non-GAAP financial information, collectively, to evaluate its ongoing operations as well as for internal planning and forecasting purposes. Procore believes that non-GAAP financial information, when taken collectively, is helpful to investors because it provides consistency and comparability with past financial performance, and may assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. These non-GAAP financial measures are not prepared in accordance with GAAP, and are presented for supplemental purposes only.

Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Income from Operations, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Net Income per Share: Procore defines these non-GAAP financial measures as the respective GAAP measures, excluding stock-based compensation expense, amortization of acquired intangible assets, employer payroll tax related to employee stock transactions, acquisition-related expenses, and impacts of income tax effects. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenue. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP income from operations by total revenue. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Non-GAAP diluted earnings per share is computed by giving effect to all potential weighted average dilutive common stock equivalents outstanding for the period, including options to purchase common stock, restricted stock units, and shares to be issued pursuant to the employee stock purchase plan. The dilutive effect of outstanding awards is reflected in non-GAAP diluted earnings per share by application of the treasury stock method.

Stock-based compensation expense includes the net effects of capitalization and amortization of stock-based compensation expense related to capitalized software and cloud-computing arrangement implementation costs. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is a non-cash expense and is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Procore believes non-GAAP measures that adjust for the amortization of acquired intangible assets provide investors a consistent basis for comparison across accounting periods. The amount of employer payroll tax-related items on employee stock transactions is dependent on restricted stock unit settlements, option exercises, related stock price, and other factors that are beyond Procore’s control and that do not correlate to the operation of the business. When evaluating the performance of its business and making operating plans, Procore does not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution than the accounting charges associated with such grants). Since the amount of employer payroll tax-related items on employee stock transactions is highly variable due to factors outside our control, and unrelated to Procore’s core operations, operating results, revenue-generating activities, business strategy, industry, or regulatory environment, management does not consider employer payroll tax on employee stock transactions in the evaluation of the business or in making operating plans. Accordingly, Procore believes this adjustment in arriving at our non-GAAP measures provides investors with a better understanding of the performance of its core business in a manner that is consistent with management’s view of the business. Acquisition-related expenses include external and incremental transaction costs, such as legal and due diligence costs and retention or other compensation payments. These expenses are unpredictable and generally would not have otherwise been incurred in the periods presented as part of our continuing operations. In addition, the size and complexity of an acquisition, which often drives the magnitude of acquisition-related expenses, may not be indicative of such future costs. Procore believes that excluding acquisition-related expenses facilitates the comparison of its financial results to its historical operating results and to other companies in its industry. In the first quarter of FY26, Procore began utilizing a non-GAAP annual effective tax rate for our computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting the non-GAAP tax rate, we utilize a financial projection that excludes the impact of other non-GAAP adjustments, including the current tax structure, our existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. We periodically re-evaluate the non-GAAP effective tax rate, as necessary, for significant events based on relevant tax law changes and material changes in our geographic profile. When evaluating the transition to using a non-GAAP annual effective tax rate, Procore considered financial projections paired with the three-year history of positive non-GAAP net income results. Procore believes that it is useful to utilize a non-GAAP annual effective rate prospectively in order to better understand the long-term performance of its core business and to facilitate comparison of its results period-over-period and to those of peer companies. All of these non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Procore's own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to information provided by other companies in Procore's industry, as other companies in the industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on Procore's reported financial results. Unlike stock-based compensation expense, employer payroll tax related to employee stock transactions is a cash expense that we will continue to incur in the future. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Procore's business.
Free Cash Flow: Procore defines free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized software development costs. Procore believes free cash flow is an important liquidity measure of the cash (if any) that is available, after our operating activities and capital expenditures. Procore uses free cash flow in conjunction with traditional GAAP measures to assess its liquidity and evaluate the effectiveness of its business strategies. Once Procore’s business needs and obligations are met, cash can be used to maintain a strong balance sheet, invest in future growth, and execute our stock repurchase program.
Other Metrics
Customer Count: The aforementioned customer count excludes customers acquired from business combinations that do not have standard Procore annual contracts.
Gross Revenue Retention Rate and Annual Recurring Revenue: For information on how we calculate gross revenue retention rate and annual recurring revenue, refer to our most recent Quarterly Report on Form 10-Q.
About Procore
Procore Technologies, Inc. (NYSE: PCOR) is a leading technology partner for every stage of construction. Built for the industry, Procore’s unified technology platform drives efficiency and mitigates risk through AI & data-driven insights and decision making. Over three million projects have run on Procore across 150+ countries. For more information, visit www.procore.com.
Media Contact
press@procore.com
Investor Contact
ir@procore.com

Procore Technologies, Inc.
Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
	2026	2025

	(in thousands, except share and per share amounts)
Revenue	$359,283	$310,632
Cost of revenue(1)(2)(3)	71,493	64,926
Gross profit	287,790	245,706
Operating expenses
Sales and marketing(1)(2)(3)(4)	149,181	138,684
Research and development(1)(2)(3)(4)	85,565	87,609
General and administrative(1)(3)(4)	68,715	55,658
Total operating expenses	303,461	281,951
Loss from operations	(15,671)	(36,245)
Interest income	4,522	5,997
Interest expense	(268)	(285)
Accretion income, net	997	2,447
Other (expense) income, net	(556)	391
Loss before (benefit from) provision for income taxes	(10,976)	(27,695)
(Benefit from) provision for income taxes	(1,880)	5,294
Net loss	$(9,096)	$(32,989)
Net loss per share attributable to common stockholders, basic and diluted	$(0.06)	$(0.22)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	150,950,902	149,997,899

(1)Includes stock-based compensation expense and amortization of capitalized stock-based compensation as follows:

	Three Months Ended March 31,
	2026	2025

	(in thousands)
Cost of revenue	$5,942	$5,268
Sales and marketing	20,588	14,950
Research and development	18,555	18,424
General and administrative	15,402	12,382
Total stock-based compensation expense*	$60,487	$51,024
*Includes amortization of capitalized stock-based compensation of $3.5 million and $2.7 million, respectively, for the three months ended March 31, 2026 and 2025 which was initially capitalized as capitalized software and cloud-computing arrangement implementation costs.
(2)Includes amortization of acquired intangible assets as follows:

	Three Months Ended March 31,
	2026	2025

	(in thousands)
Cost of revenue	$7,708	$7,602
Sales and marketing	1,121	3,305
Research and development	663	632
Total amortization of acquired intangible assets	$9,492	$11,539
(3)Includes employer payroll tax on employee stock transactions as follows:

	Three Months Ended March 31,
	2026	2025

	(in thousands)
Cost of revenue	$174	$261
Sales and marketing	752	1,131
Research and development	1,050	1,726
General and administrative	502	883
Total employer payroll tax on employee stock transactions	$2,478	$4,001
(4)Includes acquisition-related expenses as follows:

	Three Months Ended March 31,
	2026	2025

	(in thousands)
Sales and marketing	$154	$656
Research and development	2,586	1,049
General and administrative	1,245	375
Total acquisition-related expenses	$3,985	$2,080

Procore Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)

	March 31, 2026	December 31, 2025

	(in thousands)
Assets
Current assets
Cash and cash equivalents	$386,035	$480,684
Marketable securities, current	205,478	287,802
Accounts receivable, net	184,692	287,805
Contract cost asset, current	57,124	55,384
Prepaid expenses and other current assets	68,043	55,157
Total current assets	901,372	1,166,832
Marketable securities, non-current	—	42,529
Capitalized software development costs, net	147,479	142,228
Property and equipment, net	48,314	48,624
Right of use assets - finance leases	19,169	19,619
Right of use assets - operating leases	47,900	36,024
Contract cost asset, non-current	78,652	79,004
Intangible assets, net	150,368	105,364
Goodwill	688,840	574,083
Other assets	26,354	24,758
Total assets	$2,108,448	$2,239,065
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$18,444	$25,168
Accrued expenses	86,421	130,280
Deferred revenue, current	655,449	687,062
Other current liabilities	46,924	42,047
Total current liabilities	807,238	884,557
Deferred revenue, non-current	5,609	6,041
Finance lease liabilities, non-current	26,112	26,557
Operating lease liabilities, non-current	58,848	45,855
Other liabilities, non-current	10,264	13,793
Total liabilities	908,071	976,803
Stockholders’ equity
Common stock	15	15
Additional paid-in capital	2,557,027	2,609,093
Accumulated other comprehensive loss	(1,993)	(1,270)
Accumulated deficit	(1,354,672)	(1,345,576)
Total stockholders’ equity	1,200,377	1,262,262
Total liabilities and stockholders’ equity	$2,108,448	$2,239,065

Remaining performance obligation:
The following table presents our current and non-current RPO at the end of each period:

	March 31,		Change
	2026	2025	Dollar	Percent

	(dollars in thousands)
Remaining performance obligations
Current	$1,019,454	$842,558	$176,896	21%
Non-current	542,139	447,707	94,432	21%
Total remaining performance obligations	$1,561,593	$1,290,265	$271,328	21%

Procore Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended March 31,
	2026	2025

	(in thousands)
Operating activities
Net loss	$(9,096)	$(32,989)
Adjustments to reconcile net loss to net cash provided by operating activities
Stock-based compensation	57,000	48,279
Depreciation and amortization	29,167	26,855
Accretion of discounts on marketable debt securities, net	(997)	(2,425)
Abandonment of long-lived assets	1,398	354
Noncash operating lease expense	1,675	1,555
Unrealized foreign currency loss (gain), net	2,333	(1,136)
Deferred income taxes	(4,057)	2,215
Benefit from credit losses	(201)	(909)
(Increase) decrease in fair value of strategic investments	(104)	224
Changes in operating assets and liabilities
Accounts receivable	103,880	86,327
Deferred contract cost assets	(1,325)	(6,569)
Prepaid expenses and other assets	(10,677)	(7,454)
Accounts payable	(6,884)	(11,070)
Accrued expenses and other liabilities	(51,204)	(9,880)
Deferred revenue	(33,633)	(26,568)
Operating lease liabilities	(519)	(781)
Net cash provided by operating activities	76,756	66,028
Investing activities
Purchases of property and equipment	(2,926)	(4,033)
Capitalized software development costs	(17,788)	(15,331)
Purchases of strategic investments	(531)	(550)
Purchases of marketable securities	—	(134,598)
Maturities of marketable securities	18,391	135,787
Sales of marketable securities	106,731	—
Business combinations, net of cash acquired	(158,896)	(41,253)
Asset acquisition, net of cash acquired	—	(3,533)
Net cash used in investing activities	(55,019)	(63,511)
Financing activities
Proceeds from stock option exercises	2,503	2,314
Repurchases of common stock	(100,035)	(100,029)
Payment of tax withholding for net share settlement	(15,291)	(28,277)
Principal payments under finance lease agreements, net of proceeds from lease incentives	(424)	(388)
Payment of deferred asset acquisition consideration	(300)	—
Net increase in funds held for customers	3,830	—
Net cash used in financing activities	(109,717)	(126,380)
Net decrease in cash, cash equivalents, and restricted cash	(87,980)	(123,863)
Effect of exchange rate changes on cash	(2,872)	(125)
Cash, cash equivalents, and restricted cash, beginning of period	490,246	437,722
Cash, cash equivalents, and restricted cash, end of period	$399,394	$313,734

Procore Technologies, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

Reconciliation of gross profit and gross margin to non-GAAP gross profit and non-GAAP gross margin:

	Three Months Ended March 31,
	2026	2025

	(dollars in thousands)
Revenue	$359,283	$310,632
Gross profit	287,790	245,706
Stock-based compensation expense	5,942	5,268
Amortization of acquired technology intangible assets	7,708	7,602
Employer payroll tax on employee stock transactions	174	261
Non-GAAP gross profit	$301,614	$258,837
Gross margin	80%	79%
Non-GAAP gross margin	84%	83%
Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended March 31,
	2026	2025

	(dollars in thousands)
Revenue	$359,283	$310,632
GAAP sales and marketing	149,181	138,684
Stock-based compensation expense	(20,588)	(14,950)
Amortization of acquired intangible assets	(1,121)	(3,305)
Employer payroll tax on employee stock transactions	(752)	(1,131)
Acquisition-related expenses	(154)	(656)
Non-GAAP sales and marketing	$126,566	$118,642
GAAP sales and marketing as a percentage of revenue	42%	45%
Non-GAAP sales and marketing as a percentage of revenue	35%	38%

GAAP research and development	$85,565	$87,609
Stock-based compensation expense	(18,555)	(18,424)
Amortization of acquired intangible assets	(663)	(632)
Employer payroll tax on employee stock transactions	(1,050)	(1,726)
Acquisition-related expenses	(2,586)	(1,049)
Non-GAAP research and development	$62,711	$65,778
GAAP research and development as a percentage of revenue	24%	28%
Non-GAAP research and development as a percentage of revenue	17%	21%

GAAP general and administrative	$68,715	$55,658
Stock-based compensation expense	(15,402)	(12,382)
Employer payroll tax on employee stock transactions	(502)	(883)
Acquisition-related expenses	(1,245)	(375)
Non-GAAP general and administrative	$51,566	$42,018
GAAP general and administrative as a percentage of revenue	19%	18%
Non-GAAP general and administrative as a percentage of revenue	14%	14%

Reconciliation of loss from operations and operating margin to non-GAAP income (loss) from operations and non-GAAP operating margin:

	Three Months Ended March 31,
	2026	2025

	(dollars in thousands)
Revenue	$359,283	$310,632
Loss from operations	(15,671)	(36,245)
Stock-based compensation expense	60,487	51,024
Amortization of acquired intangible assets	9,492	11,539
Employer payroll tax on employee stock transactions	2,478	4,001
Acquisition-related expenses	3,985	2,080
Non-GAAP income from operations	$60,771	$32,399
Operating margin	(4%)	(12%)
Non-GAAP operating margin	17%	10%
Reconciliation of net loss and net loss per share to non-GAAP net income and non-GAAP net income per share:

	Three Months Ended March 31,
	2026	2025

	(in thousands, except share and per share amounts)
Revenue	$359,283	$310,632
Net loss	(9,096)	(32,989)
Stock-based compensation expense	60,487	51,024
Amortization of acquired intangible assets	9,492	11,539
Employer payroll tax on employee stock transactions	2,478	4,001
Acquisition-related expenses	3,985	2,080
Provision for income taxes*	(15,628)	—
Non-GAAP net income	$51,718	$35,655

Numerator:
Non-GAAP net income	$51,718	$35,655

Denominator:
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic	150,950,902	149,997,899
Effect of dilutive securities: Employee stock awards	1,890,686	4,222,118
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	152,841,588	154,220,017

GAAP net loss per share, basic	$(0.06)	$(0.22)
GAAP net loss per share, diluted	$(0.06)	$(0.22)
Non-GAAP net income per share, basic	$0.34	$0.24
Non-GAAP net income per share, diluted	$0.34	$0.23
*For the three months ended March 31, 2026, management has used an estimated annual effective non-GAAP tax rate of 21%.

Computation of free cash flow:

	Three Months Ended March 31,
	2026	2025

	(in thousands)
Net cash provided by operating activities	$76,756	$66,028
Purchases of property, plant, and equipment	(2,926)	(4,033)
Capitalized software development costs	(17,788)	(15,331)
Non-GAAP free cash flow	$56,042	$46,664